EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-155374) and Form S-8 (Registration No. 333-189559 and 33-54295) of Graham Holdings Company, of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

 /s/ PricewaterhouseCoopers LLP

McLean, VA
February 27, 2014